EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

Pursuant to 18 United States Code Section 1350,

as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Ryan Schroeder, the Chief Executive Officer of The Eastern Company (the “Company”) and Nicholas Vlahos, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1)

the Company’s Quarterly Report on Form 10-Q for the period ended July 4, 2026, and to which this certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned have set their hands hereto as of the 11th day of August 2026.

By:	/s/ Ryan Schroeder
Ryan Schroeder Chief Executive Officer

By:	/s/ Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Eastern Company and will be retained by The Eastern Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing).